Exhibit 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DELCATH SYSTEMS, INC.


     DELCATH SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Corporation is "Delcath Systems, Inc." and the Corporation was incorporated upon the filing of its original certificate of incorporation on August 5, 1988.

     SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following:

          "FOURTH: The total number of all classes of shares of stock which the Corporation shall have authority to issue is forty-five million (80,000,000) shares, consisting of ten million (10,000,000) shares of Preferred Stock with a par value of $.01 per share, and seventy million (70,000,000) shares of Common Stock with a par value of $0.01 per share."

     THIRD: This Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware by the unanimous vote of the Board of Directors of the Corporation and by a majority of the outstanding stock entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, voted in favor of the amendment at the annual meeting of stockholders of the Corporation held on June 15, 2004.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by M. S. Koly, its President and Chief Executive Officer, as of June 15, 2004. The undersigned acknowledges pursuant to Section 103 of the General Corporation Law of the State of Delaware that he executed this Certificate as the free act and deed of the Corporation and that all facts stated herein are true.

                                   DELCATH SYSTEMS, INC.




                                   By:          /s/ M. S. KOLY
                                       --------------------------------------
                                       M. S. Koly
                                       President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              DELCATH SYSTEMS, INC.


     DELCATH SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Corporation is "Delcath Systems, Inc." and the Corporation was incorporated upon the filing of its original certificate of incorporation on August 5, 1988.

     SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following:

     "FOURTH: The total number of all classes of shares of stock which the Corporation shall have authority to issue is forty-five million (45,000,000) shares, consisting of ten million (10,000,000) shares of Preferred Stock with a par value of $.01 per share, and thirty-five million (35,000,000) shares of Common Stock with a par value of $.01 per share."

     THIRD: This Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware by the unanimous vote of the Board of Directors of the Corporation and by a majority of the outstanding stock entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, voted in favor of the amendment at a special meeting held on January 31, 2003 for that purpose.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by M. S. Koly, its President and Chief Executive Officer, as of January 31, 2003. The undersigned acknowledges pursuant to Section 103 of the General Corporation Law of the State of Delaware that he executes this Certificate as the free act and deed of the Corporation and that all facts stated herein are true.


                                            DELCATH SYSTEMS, INC.



                                            By: /s/ M. S. Koly
                                               ----------------
                                                 M. S. Koly
                                                 President and Chief Executive
                                                 Officer

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              DELCATH SYSTEMS, INC.


         FIRST: The name of the corporation is Delcath Systems, Inc.

         SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Service Company.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of all classes of shares of stock which the corporation shall have authority to issue is twenty-five million (25,000,000) shares, consisting of ten million (10,000,000) shares of Preferred Stock with a par value of $.01 per share, and fifteen million (15,000,000) shares of Common Stock with a par value of $.01 per share, amounting in the aggregate to two hundred and fifty thousand dollars ($250,000).

         The designation and powers, rights and preferences, and the qualifications, limitation, or restrictions with respect to each class or series of such class of the stock of the Corporation shall be as determined by resolution of the Board of Directors from time to time.

         FIFTH: The corporation is to have perpetual existence.

         SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors shall be determined by affirmative vote of a majority of the Board of Directors, but shall be not less than three (3).

         2. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2002 annual meeting of stockholders and the term of the Class III directors shall terminate on the date of the 2003 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A majority of total directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, any vacancy on the Board of Directors, however resulting, may be filled only by the affirmative vote of a majority of the remaining directors then in office even if less than a quorum. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class.

         3. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

         4. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by affirmative vote of two-thirds of the directors then in office or for cause only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding stock of the Corporation then entitled to vote generally for the election of directors, considered for purposes of this Article as one class.

         5. The power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the affirmative vote of a majority of the Board of Directors of the Corporation. In addition, the By-Laws may be amended by the stockholders, except that Articles II, III, IV, V, VI and IX of the By-Laws shall not be altered, amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of at least eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon.

         6. The Board of Directors shall have the power, when considering a tender offer or merger or acquisition proposal, to take into account any and all factors that the Board of Directors determines to be relevant, including, but not limited to the following:

            (a) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

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

            (b) whether the proposed transaction might violate federal or state laws;

            (c) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

            (d) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

         7. The holders of shares of any class having the right to cast 10% or more of the votes which may be cast on any matter at a meeting of stockholders shall have the right to call a special meeting of stockholders by delivering to the President or Secretary of the Corporation a notice demanding that a special meeting be called as soon as practicable after the delivery of such notice.

         SEVENTH: No person serving as a director of the Corporation shall be personally liable to the Corporation or its stockholders for breach of his or her fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify (and advance expenses to) any and all persons who it shall have power to indemnify (and advance expenses to) under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification and advancement provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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

         NINTH: Annual meetings of the stockholders shall be held on the date set in the Corporation's By-Laws. Any stockholder who desires to present a proposal or other matter or to nominate any person for election to the Board of Directors at an annual meeting of stockholders shall be entitled to present such proposal, matter or nomination at the annual meeting only if such stockholder notifies the Corporation, in writing, signed by the stockholder or stockholders submitting the notice, addressed to the Secretary of the Corporation, describing in detail the proposal or other matter to be presented and, in the case of nomination of a director, specifically identifying the person or persons such stockholder is nominating, sent by and delivery, overnight delivery or certified mail, return receipt requested, and such notice is received by the Secretary or President of the Corporation not less than one hundred and twenty (120) calendar days before the date of the Corporation's proxy statement released to the stockholders in connection with the previous year's annual meeting. In the event the Corporation did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than thirty (30) calendar days from the date of the previous year's meeting, such notice must be received by the Secretary or President not less than sixty (60) days before the date set for the current year's meeting.

         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provision of this Article TENTH, except that Articles SIXTH, SEVENTH, EIGHTH, NINTH and this Article TENTH shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         IN WITNESS WHEREOF, DELCATH SYSTEMS, INC. has caused this Amended and Restated Certificate of Incorporation to be executed and acknowledged by M. S. Koly, its President and CEO this _____ day of ______________, 2000.


                                          DELCATH SYSTEMS, INC.


                                          BY:  ____________________________
                                                M. S. Koly, President and CEO







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